EXHIBIT 4.5


                               FIRST AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT


         THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment"), is dated as of February 27, 2006, by and between WELLS FARGO FOOTHILL, INC., a California corporation ("Lender"), and VELOCITY INVESTMENTS, L.L.C., a New Jersey limited liability company ("Borrower").

                                   WITNESSETH:
                                   -----------

         WHEREAS, Borrower and Lender entered into that certain Loan and Security Agreement, dated as of January 27, 2005 (as amended, restated, supplemented or otherwise modified through the date hereof, the "Loan Agreement"), whereunder Lender agreed to make extensions of credit from time to time to or for the account of Borrower; and

         WHEREAS, the parties hereto desire to make certain amendments to the Loan Agreement, subject to the terms hereof;

         NOW THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein have the meanings assigned to such terms in the Loan Agreement, as amended hereby.

         SECTION 2. Amendments. Upon the First Amendment Effective Date (as hereinafter defined), the Loan Agreement shall be amended as follows:

         (a) The following definitions in Section 1.1 of the Loan Agreement are hereby deleted in their entirety and replaced with the following:

                  "`Advance Period' means the period from the Closing Date to the last day of the thirty-sixth month following the month in which the Closing Date occurs.

                  "`Applicable Margin' means (i) prior to the First Amendment Effective Date, three and one-half percent (3-1/2%), (ii) from and after the First Amendment Effective Date until the Preferred Stock Issuance Date, two and one-half percent (2.50%), and (iii) on and following the Preferred Stock Issuance Date, one and one-half percent (1.50%).

                  "Borrowing Base-Pool" means, as of any date of determination, with respect to an Eligible Portfolio Pool, an amount equal to (a) the lesser of (i) the Initial Advance or the Initial Purchase Advance for such Eligible Portfolio Pool, as the case may be, times the percentage set forth in the Loan Sub-Account Amortization Schedule for such Eligible Portfolio Pool corresponding to the number of three-month periods elapsed from the month in which the Initial Advance or such Initial Purchase Advance, as the case may be, was made to the date of determination, or (ii) thirty-five percent (35%) of the ERRV for such Eligible Portfolio Pool as of such date minus (b) the amount of reserves, if any, established by Lender under Section 2.1(b) for such Eligible Portfolio Pool.

                  "`Guaranty' means each and all of: (a) the continuing guaranty executed and delivered by Parent and TLOP in favor of Lender whereby each of Parent and TLOP guarantees the prompt payment and performance of the Obligations and (b) each and all limited continuing guaranties executed and delivered by each Limited Guarantor in favor of Lender, whereby each Limited Guarantor jointly and severally guarantees the payment and performance of the Obligations up to the principal amount of the Limited Guaranty Amount each, plus in each instance, interest accrued thereon from the date of demand for payment to the date of payment, plus fees and expenses incurred in the collection thereof, and otherwise in form and substance satisfactory to Lender.

                  "`Initial Purchase Advance Percentage' means (i) prior to the First Amendment Effective Date, 60%, (ii) on and after the First Amendment Effective Date until the Preferred Stock Issuance Date, 67.5%, and (iii) on and following the Preferred Stock Issuance Date, 75%.

                  "`Loan Sub-Account Amortization Schedule' means, for each Loan Sub-Account, the maximum principal amount of the Advance for the associated Portfolio Pool that may be outstanding on the last day of each three-month period following the month in which such Advance was made, determined as follows:

           ---------------------------------------------------------------------
            Number of three-month periods following the  Allowable % of Initial
                 month in which the Advance is made      Purchase Advance to be
                                                               outstanding
           ---------------------------------------------------------------------
                                 1                                100%
           ---------------------------------------------------------------------
                                 2                                 95%
           ---------------------------------------------------------------------
                                 3                                 85%
           ---------------------------------------------------------------------
                                 4                                 75%
           ---------------------------------------------------------------------
                                 5                                 65%
           ---------------------------------------------------------------------
                                 6                                 50%
           ---------------------------------------------------------------------
                                 7                                 35%
           ---------------------------------------------------------------------
                                 8                                 20%
           ---------------------------------------------------------------------
                                 9                                 10%
           ---------------------------------------------------------------------
                                 10                                0%"
           ---------------------------------------------------------------------

FIRST AMENDMENT                        2
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         (b)      The following definitions are hereby added to Section 1.1 of the Loan Agreement to be placed in a manner that maintains alphabetical order:

                  "`First Amendment Effective Date' means the effective date of the First Amendment to Loan and Security Agreement, dated as of February 27, 2006, between Borrower and Lender.

                  "`Limited Guaranty Amount' means (i) prior to the First Amendment Effective Date, $1,000,000, (ii) on and after the First Amendment Effective Date until the Preferred Stock Issuance Date, $500,000, and (iii) on and following the Preferred Stock Issuance Date, $250,000.

                  "`Preferred Stock Issuance Date' means the date after the First Amendment Effective Date that Lender delivers to Borrower Lender's acknowledgment of receipt by Lender of evidence satisfactory to Lender that Parent has received gross proceeds of not less than $10,000,000, in the aggregate, from the public offering and sale of Parent's convertible preferred stock."

         (c) Clause (a) in Section 2.1 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  "(a)     Subject to the terms and conditions of this
         Agreement, Lender agrees to make advances (each, an "Advance" and, collectively, the "Advances") to Borrower in an amount at any one time outstanding not to exceed an amount equal to the lesser of (i) the Maximum Revolver Amount, or (ii) the Borrowing Base-Total; provided, that Lender shall not be obligated to make any Initial Purchase Advance for any Portfolio Pool after the Advance Period; provided, further, that each Initial Purchase Advance shall not exceed the lesser of (i) the Initial Purchase Advance Percentage in effect on the date of such Initial Purchase Advance times the purchase price for the Portfolio Pool to be acquired with such Initial Purchase Advance, or (ii) 35% of the ERRV for such Portfolio Pool, as determined by Lender on the date of such Initial Purchase Advance; and provided, further, that the aggregate amount of unpaid Advances at any time outstanding in respect of any Portfolio Pool shall not exceed the Borrowing Base-Pool for such Portfolio Pool."

         (d) Clause (c) in Section 2.9 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  "(c)     On or before the tenth day of each calendar month,
         and, at the option of Borrower, on or before the twenty-fifth day of each calendar month, Borrower shall provide to Lender a report (including a current Borrowing Base Certificate) setting forth sufficient information to enable Lender to determine the allocation of Collections received by Lender, during the period from the end of the period covered by the most recent previously delivered report provided by Borrower to the end of the period covered by the current report (the "Collection Period"), with respect to each Portfolio Pool to the Loan Sub-Accounts in accordance with Section 2.9(b) and, upon such

FIRST AMENDMENT                        3
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

         determination, so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Lender shall make an Advance to Borrower equal to the sum of (i) all Portfolio Payment Collections received from Portfolio Pools for such Collection Period that are Fully Amortized Portfolio Pools or Portfolio Pools that are not designated as Eligible Portfolio Pools, which were applied to Advances plus (ii) (A) (1) during the period from the Closing Date to the First Amendment Effective Date, 40%, (2) during the period from the First Amendment Effective Date to and including November 30, 2006, 45%, and (3) from and after December 1, 2006, 40%, times (B) all Portfolio Payment Collections received by Lender for such Collection Period from Eligible Portfolio Pools that are not Fully Amortized Portfolio Pools, minus (C) any Collection Fee Deductions for such Eligible Portfolio Pools not previously deducted; minus (iii) sums required to be applied to Obligations to avoid a Default, and all such Advances shall be allocated to each Loan Sub-Account pro rata, in the same proportion as the Portfolio Payment Collections received by Lender from the Portfolio Pool related to such Loan Sub-Account bears to the total Portfolio Payment Collections received by Lender from all Eligible Portfolio Pools; provided, that no Advance shall be made to the extent that its allocation to a Loan Sub-Account would cause the unpaid balance thereof to exceed the Borrowing Base-Pool for the related Portfolio Pool, and no Advance shall be made that would cause the aggregate unpaid Advances to exceed the lesser of (x) the Maximum Revolver Amount, or (y) the Borrowing Base-Total. At any time that no Advance is outstanding and no Obligations are due and payable, then Portfolio Payment Collections received by Lender shall be remitted to Borrower."

         (e) Clause (d) in Section 2.10 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  "(d)     Minimum Interest Charge.

                           (i) During the period from the date that is nine months after the Closing Date until the date that is eighteen months after the Closing Date ("First Minimum Charge Period"), a minimum interest charge shall be calculated and be due and payable as follows: after the first three months of the First Minimum Charge Period, on the first day of each month, if the average Daily Balance of Advances that were outstanding during the immediately preceding three months (or portion thereof that is during the First Minimum Charge Period) was less than $7,000,000 ($5,000,000 during the period from the First Amendment Effective Date until May 31, 2006), Borrower shall pay to Lender an amount equal to (A) the amount of interest that would have accrued in accordance with the terms of this Agreement had the average Daily Balance of Advances for such three-month period been equal to $7,000,000 ($5,000,000 during the period from the First Amendment Effective Date until May 31, 2006), minus (B) the actual amount of interest paid by Borrower for such three-month period; provided that in no event shall interest be charged, contracted for, collected or retained in excess of the maximum nonusurious amount determined in accordance with applicable law, and

                           (ii) During the period from the date that is eighteen months after the Closing Date until the Maturity Date ("Second Minimum Charge Period"), a minimum interest charge shall be calculated and be due and payable as follows: after

FIRST AMENDMENT                        4
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

                  the first three months of the Second Minimum Charge Period, on the first day of each month and on the Maturity Date, if the average Daily Balance of Advances that were outstanding during the immediately preceding three months was less than $10,000,000, Borrower shall pay to Lender an amount equal to
                  (A) the amount of interest that would have accrued in accordance with the terms of this Agreement had the average Daily Balance of Advances for such three-month period been equal to $10,000,000, minus (B) the actual amount of interest paid by Borrower for such three-month period; provided that in no event shall interest be charged, contracted for, collected or retained in excess of the maximum nonusurious amount determined in accordance with applicable law."

         (e) Section 3.5 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                  "3.5     Term. This Agreement shall continue in full force and
         effect for a term ending on the fourth anniversary of the Closing Date (the "Maturity Date"). The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement (i) immediately and without notice upon the occurrence and during the continuation of an Event of Default, and (ii) at any time, if the average Daily Balance of the Revolver Usage for any three-month period ending after nineteen months after the Closing Date is less than $7,000,000.00, upon providing not less than six months' prior written notice of termination to the Borrower."

         SECTION 3. Representations, Warranties and Covenants of Borrower. Borrower represents and warrants to Lender, and agrees that:

         (a) the representations and warranties contained in the Loan Agreement (as amended hereby) and the other outstanding Loan Documents are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof, except (i) to the extent specifically made with regard to a particular date and (ii) for such changes as are a result of any act or omission specifically permitted under the Loan Agreement (or under any Loan Document), or as otherwise specifically permitted by Lender;

         (b) on the First Amendment Effective Date, after giving effect to this Amendment, no Default or Event of Default will have occurred and be continuing;

         (c) the execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of, and duly executed and delivered by, Borrower, and this Amendment is a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and

         (d) the execution, delivery and performance of this Amendment do not conflict with or result in a breach by Borrower of any term of any material contract, loan agreement, indenture or other agreement or instrument to which Borrower is a party or is subject.

FIRST AMENDMENT                        5
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

         SECTION 4. Conditions Precedent to Effectiveness of Amendment. This Amendment shall become effective (the "First Amendment Effective Date") upon satisfaction of each of the following conditions:

         (a) Borrower and Lender shall have executed and delivered to Lender this Amendment and such other documents as Lender may reasonably request;

         (b) Each of Parent and TLOP shall reaffirm the Guaranty and Pledge Agreement that it has executed;

         (c) Each of the Limited Guarantors shall execute and deliver to Lender an Amended and Restated Limited Continuing Guaranty in a form acceptable to Lender; and

         (d) All legal matters incident to the transactions contemplated hereby shall be reasonably satisfactory to counsel for Lender.

         SECTION 5. Execution in Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         SECTION 6. Costs and Expenses. Borrower hereby affirms its obligation under the Loan Agreement to reimburse Lender for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by Lender in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the attorneys' fees and time charges of attorneys for Lender with respect thereto.

         SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUCTED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE INTERNAL CONFLICTS OF LAWS PROVISIONS THEREOF.

         SECTION 8. Effect of Amendment; Reaffirmation of Loan Documents. The parties hereto agree and acknowledge that (i) nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Loan Agreement or the other outstanding Loan Documents other than as expressly set forth herein and (ii) the Loan Agreement (as amended hereby) and each of the other outstanding Loan Documents remain and continue in full force and effect and are hereby ratified and reaffirmed in all respects. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

         SECTION 9. Headings. Section headings in this Amendment are included herein for convenience of any reference only and shall not constitute a part of this Amendment for any other purposes.

         SECTION 10. Release. BORROWER HEREBY ACKNOWLEDGES THAT AS OF THE DATE HEREOF IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL

FIRST AMENDMENT                        6
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

OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER, ITS AFFILIATES AND PARTICIPANTS, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, EMPLOYEES OR ATTORNEYS. BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDER, ITS AFFILIATES AND PARTICIPANTS, AND THEIR RESPECTIVE PREDECESSORS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH BORROWER MAY NOW OR HEREAFTER HAVE AGAINST LENDER AND ITS PREDECESSORS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM THE LIABILITIES, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT. BORROWER HEREBY COVENANTS AND AGREES NEVER TO INSTITUTE ANY ACTION OR SUIT AT LAW OR IN EQUITY, NOR INSTITUTE, PROSECUTE, OR IN ANY WAY AID IN THE INSTITUTION OR PROSECUTION OF ANY CLAIM, ACTION OR CAUSE OF ACTION, RIGHTS TO RECOVER DEBTS OR DEMANDS OF ANY NATURE AGAINST LENDER, ITS AFFILIATES AND PARTICIPANTS, OR THEIR RESPECTIVE SUCCESSORS, AGENTS, ATTORNEYS, OFFICERS, DIRECTORS, EMPLOYEES, AND PERSONAL AND LEGAL REPRESENTATIVES ARISING ON OR BEFORE THE DATE HEREOF OUT OF OR RELATED TO LENDER'S ACTIONS, OMISSIONS, STATEMENTS, REQUESTS OR DEMANDS IN ADMINISTERING, ENFORCING, MONITORING, COLLECTING OR ATTEMPTING TO COLLECT THE OBLIGATIONS OF BORROWER TO LENDER, WHICH OBLIGATIONS WERE EVIDENCED BY THE LOAN AGREEMENT AND OTHER LOAN DOCUMENTS.

FIRST AMENDMENT                        7
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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

                                          VELOCITY INVESTMENTS, L.L.C.,
                                          a New Jersey limited liability company


                                          By: /s/ W. PETER RAGAN, JR.
                                              ----------------------------------
                                          Name:
                                          Title:     President


                                          WELLS FARGO FOOTHILL, INC.,
                                          a California corporation, as Lender


                                          By: /s/ DOUGLAS M. FRASER
                                              ----------------------------------
                                          Name:
                                                --------------------------------
                                          Title:    Assistant Vice President
                                                 -------------------------------




SIGNATURE PAGE TO FIRST AMENDMENT
---------------------------------

                Reaffirmation of Guaranties and Pledge Agreements
                -------------------------------------------------

         Each of Velocity Asset Management, Inc., a Delaware corporation ("Parent"), and TLOP Acquisition Company, LLC, a New Jersey limited liability company ("TLOP and, together with Parent, the "Guarantors") hereby (i) consents and agrees to the terms and provisions of the foregoing Amendment and each of the transactions contemplated thereby and confirms and agrees that all references in the Loan Documents to the "Loan Agreement" shall mean the Loan Agreement as amended by the foregoing Amendment, (ii) agrees that the General Continuing Guaranty executed by such Guarantor for the benefit of Lender (each, a "Guaranty"), remains in full force and effect and continues to be the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, and (iii) agrees that the Security and Pledge Agreement executed by such Guarantor for the benefit of Lender (each, a "Pledge Agreement"), remains in full force and effect and continues to be the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms.

         Furthermore, each Guarantor hereby agrees and acknowledges that (a) the Guaranty executed by such Guarantor is not subject to any claims, defenses or offsets, (b) nothing contained in the Amendment shall adversely affect any right or remedy of Lender under the Guaranty executed by such Guarantor or any agreement executed by such Guarantor in connection therewith, (c) the execution and delivery of the Amendment or any agreement entered into by Lender in connection therewith shall in no way reduce, impair or discharge any obligations of such Guarantor pursuant to the Guaranty executed by such Guarantor and shall not constitute a waiver by Lender of any of Lender's rights against such Guarantor under the Guaranty executed by such Guarantor, (d) the Pledge Agreement executed by such Guarantor is not subject to any claims, defenses or offsets, (e) nothing contained in the Amendment shall adversely affect any right or remedy of Lender under the Pledge Agreement executed by such Guarantor or any agreement executed by such Guarantor in connection therewith, (f) the execution and delivery of the Amendment or any agreement entered into by Lender in connection therewith shall in no way reduce, impair or discharge any obligations of such Guarantor pursuant to the Pledge Agreement executed by such Guarantor and shall not constitute a waiver by Lender of any of Lender's rights against such Guarantor under the Pledge Agreement executed by such Guarantor, (g) the consent of such Guarantor is not required to the effectiveness of the Amendment and (h) no consent by such Guarantor is required for the effectiveness of any future amendment, modification, forbearance or other action with respect to the Loan Agreement or any present or future Loan Document (other than the Guaranty or Pledge Agreement executed by such Guarantor).

                                          VELOCITY ASSET MANAGEMENT, INC.
                                          a Delaware corporation


                                          By: /s/ JOHN C. KLEINERT
                                              ----------------------------------
                                          Name:
                                          Title:   President and CEO

                                          TLOP ACQUISITION COMPANY, L.L.C.,
                                          a New Jersey limited liability company

                                          By:  Velocity Asset Management, Inc.
                                               its sole member


                                                By: /s/ JOHN C. KLEINERT
                                                    ----------------------------
                                                Name:
                                                Title:   President and CEO